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                                                               Exhibit 11
THE DIAL CORP
STATEMENT RE COMPUTATION OF NET INCOME (LOSS)
PER COMMON SHARE
(000 omitted)
                                              Year Ended December 31,
                                           ------------------------------
PRIMARY:                                      1993       1992       1991
                                           --------   --------   --------
Net income (loss)                          $120,485   $(81,515)  $(57,608)
Less: Preferred stock dividends              (1,122)    (1,122)    (1,123)
      Dilution due to outstanding options
        of subsidiaries considered common
        stock equivalents                                             (17)
                                           --------   --------   --------
                                           $119,363   $(82,637)  $(58,748)
                                           ========   ========   ========
Weighted average common shares outstanding
   before common equivalents                 42,002     41,163     39,578
Common equivalent stock options                 701        850        333
                                           --------   --------   --------
Average common and equivalent shares         42,703     42,013     39,911
                                           ========   ========   ========

Net income (loss) per share (dollars)      $   2.80   $  (1.97)  $  (1.47)
                                           ========   ========   ========
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
FULLY DILUTED:
Adjusted net income (loss) per above       $119,363   $(82,637)  $(58,748)
Less: Additional dilution due to
        outstanding options of
        subsidiaries considered common
        stock equivalents                        (9)
                                           --------   --------   --------
                                           $119,354   $(82,637)  $(58,748)
                                           ========   ========   ========
Average common and equivalent shares
   per above                                 42,703     42,013     39,911
Common equivalent stock options                  42
                                           --------   --------   --------
Average common and equivalent shares         42,745     42,013     39,911
                                           ========   ========   ========

Net income (loss) per share (dollars)      $   2.79   $  (1.97)  $  (1.47)
                                           ========   ========   ========
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